NETWORK-1 SECURITY SOLUTIONS, INC.


                        Filed Pursuant to Rule 424(b)(3)
                           Registration No. 333-126013

                           PROSPECTUS SUPPLEMENT NO. 3
                     (To Prospectus dated December 22, 2005)


This is a prospectus supplement to our prospectus dated December 22, 2005 (the "Prospectus") relating to the resale from time to time by selling stockholders of up to 16,886,267 shares of our Common Stock, including shares issuable upon exercise of outstanding warrants and options. On February 15, 2006, we filed with the Securities and Exchange Commission a Current Report on Form 8-K/A. The text of the Form 8-K/A is attached to and a part of this supplement.

This prospectus supplement should be read in conjunction with the Prospectus and the prior prospectus supplements, and may not be delivered or utilized without the Prospectus and the prior prospectus supplements. This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information provided by this prospectus supplement supersedes the information contained in the Prospectus.

The securities offered by the Prospectus involve a high degree of risk. You should carefully consider the "Risk Factors" referenced on page 7 of the Prospectus in determining whether to purchase the Common Stock.

The date of this prospectus supplement is February 15, 2006.
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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                   Form 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2006
                                                   -----------------


                       Network-1 Security Solutions, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                     1-14896                    11-3027591
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(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)



              445 Park Avenue, Suite 1028, New York, New York 10022
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                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (212) 829-5700


                                       N/A
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         (Former name or former address, if changed since last report.)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 4.01   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNT

            The purpose of this amendment is to amend the Company's Form 8-K filed on February 8, 2006 in order to file as an exhibit the letter of Eisner LLP, the Company's former independent account, in accordance with Item 304(a)(3) of Regulation S-B. The letter of Eisner LLP was received by the Company on February 14, 2006 is included as Exhibit 16 hereof.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number          Description
--------------          -----------

   16                   Letter from Eisner LLP (former accountant) pursuant to
                        Item 304(a)(3) of Regulation S-B.





                                        2
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                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       NETWORK-1 SECURITY SOLUTIONS, INC.


Dated: February 15, 2006               By: /s/ Corey M. Horowitz
                                           ------------------------------
                                           Name: Corey M. Horowitz
                                           Title: Chairman & Chief Executive
                                                  Officer

                                                                      EXHIBIT 16
                                                                      ----------





February 8, 2006



Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Gentlemen:

We have read Item 4.01 of Network-1 Security Solutions, Inc.'s Form 8-K dated February 2, 2006, a copy of which the Registrant provided to us on February 8, 2006. We are in agreement with the statements regarding our firm in paragraph 1, sentence 1 and paragraph 2 of that item. We have no basis to agree or disagree with respect to any other information contained in Item 4.01. We did not conduct a review of the financial statements of Network-1 Security Solutions, Inc. for any period subsequent to September 30, 2005.


Very truly yours,


  /s/ Eisner LLP
-------------------------
       Eisner LLP